UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 16, 2016

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2016, Air Lease Corporation (the “Company”) announced the following senior management appointments, all of which will be effective July 1, 2016:

•                  Steven F. Udvar-Házy will transition from his role as Chief Executive Officer to Executive Chairman of the Board of Directors, a full time officer position at the Company;

•                  John L. Plueger has been appointed as Chief Executive Officer and President; and

•                  Gregory B. Willis has been elevated to Executive Vice President and Chief Financial Officer.

Messrs. Udvar-Házy and Plueger will continue as directors of the Company.

Compensation Changes

The Company’s employment agreements with Messrs. Udvar-Házy and Plueger will expire on June 30, 2016, and the Company will not be entering into new employment agreements with these officers.

In connection with the above appointments, the Company’s Compensation Committee approved compensatory arrangements, the key terms of which are summarized below.

In connection with his transition, Mr. Udvar-Házy’s annual base salary will remain unchanged at $1,800,000 and in 2016 he will continue to be entitled to a target bonus opportunity in the amount of 100% of base salary, subject to achieving Company performance objectives.  Beginning in 2017, his target bonus opportunity will be increased to 120% of base salary, subject to achieving Company performance objectives to be determined by the Compensation Committee, and he will no longer be eligible to participate in the Company’s Amended and Restated Deferred Bonus Plan.

In connection with his appointment, Mr. Plueger’s annual base salary will be changed to $1,000,000 from $1,500,000 and he will be entitled to a target bonus opportunity of 150% of his annual base salary, subject to achieving Company performance objectives.  In addition, on July 1, 2016, Mr. Plueger will be awarded a promotional grant of restricted stock units to be settled in shares of the Company’s Class A Common Stock (the “Plueger Promotional Grant”) with an aggregate value of $500,000 pursuant to the Air Lease Corporation 2014 Equity Incentive Plan. Subject to Mr. Plueger’s continued employment, the Plueger Promotional Grant vests on the third anniversary of the grant date, provided however that if Mr. Plueger’s employment is terminated without “cause” or for “good reason” or if his employment is terminated by reason of death or disability prior to vesting, the Plueger Promotional Grant will vest in full.  Beginning in 2017, he will no longer be eligible to participate in the Company’s Amended and Restated Deferred Bonus Plan.

In connection with his elevation to executive vice president, Mr. Willis’ annual base salary will be increased to $588,500 and his target bonus opportunity will increase from 75% to 100% of his annual base salary, subject to achieving Company performance objectives.

There are no arrangements or understandings between Mr. Udvar-Házy, Mr. Plueger or Mr. Willis and any other person pursuant to which they were selected to serve in their officer roles.  There are no family relationships between any of them and any director or executive officer of the Company.  Except for their existing employment relationships with the Company and the compensation arrangements arising in connection therewith (which have been disclosed pursuant to Item 402 of Regulation S-K), there are no relationships any of them have that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Termination of Employment Agreements and Entry into Severance Agreements

The employment agreements entered into between the Company and each of Mr. Udvar-Házy and Mr. Plueger (collectively, the “Employment Agreements”) will expire by their terms as of June 30, 2016 and no new employment agreements will be entered into with these officers.  In connection with the appointments described above, each of Mr. Udvar-Házy and Mr. Plueger is expected to enter into a Severance Agreement (collectively, the “Severance Agreements”) with the Company, to be effective July 1, 2016 (the “Effective Date”) and end on the third anniversary of the Effective Date (the “Term”).  Commencing on the third anniversary of the Effective Date, and thereafter, the Term is subject to additional one-year extensions.  Except with respect to the equity award provisions described below, the severance benefits set forth in each of the Severance Agreements are substantially the same and similar to the severance benefits previously set forth in the Employment Agreements, the key terms of which are summarized below.

1.    Termination without Cause or by the executive for Good Reason.  If the executive’s employment is terminated by the Company without cause or by the executive for good reason, as defined in his severance agreement, he will be entitled to receive, subject in certain circumstances to delivering certain releases and/or agreements, the following: (i) accrued but unpaid salary and benefits, expense reimbursement, and any earned but unpaid annual bonus with respect to the last calendar year completed during his employment; (ii) a prorated annual bonus with respect to the calendar year in which such termination occurs based on actual Company performance; (iii) salary continuation, continued health coverage, and continued payment by the Company of the premiums for his group term life insurance policy until the second anniversary of the date of such termination; (iv) two times the average of the annual bonus payments received during the thirty-six month period immediately prior to his date of termination, payable in substantially equal installments over the two year period following the termination of his employment; and (v) pro rata vesting based on actual Company performance for performance-based equity awards granted during the Term of the Severance Agreement.

2.    Termination without Cause or by executive for Good Reason within 24 months of a Change in Control.    If the termination described above is within 24 months of a change in control, as defined under the Air Lease Corporation 2014 Equity Incentive Plan and any successor plan, subject in certain circumstances to delivering certain releases and/or agreements, the executive will be entitled to receive the following:  (i) pro rata payout of the target annual bonus for the year in which the termination occurs; (ii) a lump sum cash payment equal to three times the sum of his annual salary and target annual bonus; (iii) a lump sum cash payment representing the costs of providing benefits under the group health plans in which he was participating at the time of termination of employment for two years; (iv) a lump sum cash payment of the premiums for his group term life insurance for a period of two years; (v) full vesting at target level of performance for performance-based equity awards granted during the Term of the Severance Agreement; and (vi) if any of the executive’s benefits are parachute payments, the executive will be entitled to (a) his benefits reduced so that no portion of such benefits is subject to excise tax or (b) his benefits without any such reduction, whichever is greater on an after-tax-basis.

3.    Termination due to disability or death.    If the executive’s employment is terminated due to disability or death, he, his estate or his beneficiaries will be entitled to receive accrued but unpaid salary and benefits, expense reimbursement, and any earned but unpaid annual bonus with respect to the last calendar year completed during his employment.  In addition he will be entitled to receive, subject to execution of a release of claims against our Company and certain related parties by the executive officer, (i) a prorated annual bonus with respect to the calendar year in which such termination occurs; and (ii) continued vesting based on actual Company performance for performance-based equity awards granted during the Term of the Severance Agreement.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2016, the Board of Directors (“Board”) amended and restated the Company’s Second Amended and Restated Bylaws, effective July 1, 2016, to clarify that the Board may designate as an officer position of the Company, an Executive Chairman of the Board, or may designate a non-executive Chairman of the Board.  This summary is qualified in reference to the full text of the Third Amended and Restated Bylaws of Air Lease Corporation which is filed with this report as Exhibit 3.2.

Item 9.01                                           Financial Statements and Exhibits.

(d)   Exhibits

Exhibit 3.2            Third Amended and Restated Bylaws of Air Lease Corporation

Exhibit 99.1          Press Release dated June 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR LEASE CORPORATION

Date: June 17, 2016	/s/ Carol H. Forsyte
Carol H. Forsyte
Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer